EXHIBIT 32(a)

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of National Western Life Group, Inc. ("Company") on Form 10-Q for the period ended September 30, 2016 as filed with the Securities and Exchange Commission on or about the date hereof ("Report"), I, Ross R. Moody, Chairman of the Board, President, Chief Executive Officer, and Director of the Company and I, Brian M. Pribyl, Senior Vice President, Chief Financial Officer, and Treasurer of the Company, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	to my knowledge, the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	November 4, 2016	/S/Ross R. Moody
Ross R. Moody
Chairman of the Board, President,
Chief Executive Officer, and Director

/S/Brian M. Pribyl
Brian M. Pribyl
Senior Vice President,
Chief Financial Officer
and Treasurer